UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013 (June 20, 2013)

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On June 20, 2013, Savient Pharmaceuticals, Inc. (the “Company”) announced that Louis Ferrari, President, Chief Executive Officer and director, is leaving the Company to pursue other interests, effective immediately.

The Board has formed an Office of the President, effective immediately, consisting of Richard Crowley, who will serve as Co-President and Chief Operating Officer, John P. Hamill, who will serve as Co-President and Chief Financial Officer and Philip K. Yachmetz, who will serve as Co-President and Chief Business Officer, to succeed Mr. Ferrari in his executive role.

Each of Messrs. Crowley, Hamill and Yachmetz served as an executive officer of the Company prior to his appointment to the Office of President.

Mr. Crowley, 56, previously served as the Company’s Executive Vice President and Chief Operating Officer, since April 1, 2013. Prior to this appointment, Mr. Crowley served as the Company’s Executive Vice President of Biopharmaceutical Operations, since April of 2011. From 2006 to 2011, Mr. Crowley served as Senior Vice President of Biopharmaceutical Operations at ImClone Systems, a wholly-owned subsidiary of Eli Lilly and Company, where he was responsible for clinical and commercial manufacturing, supply chain logistics, process and analytical development, engineering and facility management and project management. From 2000 to 2006, Mr. Crowley served as Vice President of Manufacturing and General Manager at ImClone Systems. Mr. Crowley has also held positions at BASF Bioresearch Corporation, Genencor International, Eastman Kodak Company and Monsanto Company.

Mr. Hamill, 49, previously served as the Company’s Senior Vice President, Chief Financial Officer & Treasurer and principal financial officer, since September 24, 2012. Mr. Hamill served as the Chief Financial Officer of PharmaNet Development Group, a global drug development services company, and its wholly owned subsidiary, PharmaNet, Inc., from 2004 through August 2009, and held positions of increasing responsibility within PharmaNet since 2001. Prior to joining PharmaNet, Mr. Hamill held senior financial management positions of increasing responsibility and breadth at Omnicare Clinical Research, and financial management positions at Rhone-Poulenc, Freedom Chemical Company, International Paper and Johnson & Johnson.

Mr. Yachmetz, 56, previously served as the Company’s Senior Vice President, General Counsel and Secretary, since November 2008. Prior to that time, Mr. Yachmetz served as the Company’s Executive Vice President and Chief Business Officer from February 2006 through November 2008 and as the Company’s Senior Vice President—Corporate Strategy, General Counsel and Secretary from May 2004 until February 2006. From 2000 until 2004, Mr. Yachmetz was Vice President, General Counsel and Secretary of Progenics Pharmaceuticals. From 1998 to 2000, he was Senior Vice President, Business Development, General Counsel and Secretary at CytoTherapeutics (now StemCells), a stem cell therapeutics discovery company. Mr. Yachmetz founded and served from 1997 to 1998 as Managing Director of Millennium Venture Management, a business consulting and advisory firm to the pharmaceutical, healthcare and high technology industries. From 1989 to 1996, he held legal positions of increasing responsibility at Hoffmann-La Roche, a pharmaceutical company. Mr. Yachmetz is an attorney admitted to the bar in New Jersey and New York.

The Company has not entered into, adopted or commenced any new, or amended any existing, compensation plans or arrangements or employment agreements with Messrs. Crowley, Hamill or Yachmetz.

The full text of the press release dated June 20, 2013 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	SAVIENT PHARMACEUTICALS, INC.

	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz Co-President & Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 20, 2013